                                  EXHIBIT 10.22

                                                                    1997 EDITION

                                                          AIA DOCUMENT A101-1997

Standard Form of Agreement Between Owner and Contractor where the basis of payment is a STIPULATED SUM

AGREEMENT made as of the Twentyth day of November in the year Two thousand and Three
(In words, indicate day, month and year)

BETWEEN the Owner:                      Mercantile Bank Real Estate Co. LLC
(Name, address and other information)   5650 Byron Center Ave.
                                        Wyoming, MI 49509

and the Contractor:                     Visser Brothers, Inc.
(Name, address and other information)   1946 Turner NE
                                        Grand Rapids, MI 49504

The Project is:                         Mercantile Bank of West Michigan
(Name and location)                     Corporate Office and Downtown Branch
                                        310 Leonard Street NW
                                        Grand Rapids, MI 49503

The Architect is:                       Concept Design Group
(Name, address and other information)   89 Monroe Center, Suite 400
                                        Grand Rapids, MI 49503



The Owner and Contractor agree as follows.

This document has important legal consequences. Consultation with an attorney is encouraged with respect to its completion or modification.

AIA Document A201-1997, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.

[LOGO]
(C)1997 AIA(R)
AIA DOCUMENT A101-1997
OWNER-CONTRACTOR AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

--------------------------------------------------------------------------------
Copyright 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1967, 1974, 1977,
1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

ARTICLE 1 THE CONTRACT DOCUMENTS

         The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 8.

ARTICLE 2 THE WORK OF THIS CONTRACT

         The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

         3.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

         (Insert the date of commencement if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

         If, prior to the commencement of the Work, the Owner requires time to file mortgages, mechanic's liens and other security interests, the Owner's time requirement shall be as follows:

         3.2 The Contract Time shall be measured from the date of commencement.

                          November 19, 2003

         3.3 The Contractor shall achieve Substantial Completion of the entire Work not later than days from the date of commencement, or as follows:

         (Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

                         January 30, 2005 Per Exhibit "C"

         , subject to adjustments of this Contract Time as provided in the Contract Documents.

         (Insert provisions, if any, for liquidated damages relating to failure to complete on time or for bonus payments for early completion of the Work.)

[LOGO]
(C)1997 AIA(R)
AIA DOCUMENT A101-1997
OWNER-CONTRACTOR AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

ARTICLE 4 CONTRACT SUM

         4.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor's performance of the Contract. The Contract Sum shall be Seven million three hundred sixty four thousand three hundred sixty three dollars Dollars($ 7,364,363).00 subject to additions and deduction as provided in the Contract Documents.

         4.2 The Contract Sum is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

         (State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when that amount expires.)

               See Exhibit "B" Final Contract Adjustment Schedule

         4.3      Unit prices, if any, are as follows:

               See Exhibit "B"

               "B" Final Contract Sum for Mercantile Bank of West Michigan 310 Leonard Street

ARTICLE 5 PAYMENTS

         5.1      PROGRESS PAYMENTS

         5.1.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

         5.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

         5.1.3 Provided that an Application for Payment is received by the Architect not later than the thirtieth day of a month, the Owner shall make payment to the Contractor not later than the thirtieth day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than thirty (30) days after the Architect receives the Application for Payment.

         5.1.4 Each Application for Payment shall be based on the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Contract Sum among the various portions of the Work. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor's Applications for Payment.

[LOGO]
(C)1997 AIA(R)
AIA DOCUMENT A101-1997
OWNER-CONTRACTOR AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

         5.1.5 Applications for Payment shall indicate the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment.

         5.1.6 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

                  .1 Take that portion of the Contract Sum properly allocable to completed Work as deter mined by multiplying the percentage completion of each portion of the Work by the share of the Contract Sum allocated to that portion of the Work in the schedule of values, less retainage of five percent ( 5 %). Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Subparagraph 7.3.8 of AIA Document A201-1997;

                  .2 Add that portion of the Contract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the completed construction (or, if approved in advance by the Owner, suitably stored off the site location agreed upon in writing), less retainage of five percent( 5 %);

                  .3 Subtract the aggregate of previous payments made by the Owner; and

                  .4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201-1997.

         5.1.7 The progress payment amount determined in accordance with Subparagraph 5.1.6 shall be further modified under the following circumstances:

                  .1 Add, upon Substantial Completion of the Work, a sum sufficient to increase the total payments to the full amount of the Contract Sum, less such amounts as the Architect shall determine for incomplete Work, retainage applicable to such work and unsettled claims; and (Subparagraph 9.8.5 of AIA Document A201-1997 requires release of applicable retainage upon Substantial Completion of Work with consent of surety, if any.)

                  .2 Add, if final completion of the Work is thereafter materially delayed through no fault of the Contractor, any additional amounts payable in accordance with Subparagraph 9.10.3 of AIA Document A201-1997.

         5.1.8 Reduction or limitation of retainage, if any, shall be as follows:

         (If it is intended, prior to Substantial Completion of the entire Work, to reduce or limit the retainage resulting from the percentages inserted in Clauses 5.1.6.1 and 5.1.6.2 above, and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

         5.1.9 Except with the Owner's prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

         5.2      FINAL PAYMENT

         5.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

                  .1 the Contractor has fully performed the Contract except for the Contractor's responsibility to correct Work as provided in Subparagraph 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

                  .2 a final Certificate for Payment has been issued by the Architect.

[LOGO]
(C)1997 AIA(R)
AIA DOCUMENT A101-1997

OWNER-CONTRACTOR AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

         5.2.2 The Owner's final payment to the Contractor shall be made no later than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

ARTICLE 6 TERMINATION OR SUSPENSION

         6.1 The Contract may be terminated by the Owner or the Contractor as provided in Article 14 of AIA Document A201-1997.

         6.2 The Work may be suspended by the Owner as provided in Article 14 of ALA Document A201-1997.

ARTICLE 7 MISCELLANEOUS PROVISIONS

         7.1 Where reference is made in this Agreement to a provision of AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

         7.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
         (Insert rate of interest agreed upon, if any.)

         (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Contractor's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

         7.3      The Owner's representative is:
         (Name, address and other information)          Bob Kaminski
                                                        5650 Byron Center Ave.
                                                        Wyoming, MI 49509

         7.4      The Contractor's representative is:
         (Name, address and other information)          Jahn deBlecourt
                                                        1946 Turner NE
                                                        Grand Rapids, MI 49504

         7.5 Neither the Owner's nor the Contractor's representative shall be changed without ten days' written notice to the other party.

         7.6      Other provisions:

[LOGO]
(C)1997 AIA(R)
AIA DOCUMENT A101-1997
OWNER-CONTRACTOR AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

ARTICLE 8 ENUMERATION OF CONTRACT DOCUMENTS

         8.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

         8.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A101-1997.

         8.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

         8.1.3    The Supplementary and other Conditions of the Contract are
         those contained in the Project Manual dated       , and are as follows:

         Document               Title                   Pages

                See Exhibit "A"

                Supplement conditions to AIA A201 general conditions of the contract for constructions, 1997 edition Exhibit "D"

         8.1.4 The Specifications are those contained in the Project Manual dated as in Subparagraph 8.1.3, and are as follows:

         (Either list the Specifications here or refer to an exhibit attached to this Agreement.)

         Section                Title                   Pages

                See Exhibit "A"

         8.1.5    The Drawings are as follows, and are dated         unless a
         different date is shown below: (Either list the Drawings here or refer to an exhibit attached to this Agreement.)

         Number                 Title                   Date

                See   Exhibit   "A"

[LOGO]
(C)1997 AIA(R)
AIA DOCUMENT A101-1997
OWNER-CONTRACTOR AGREEMENT

The American Institute of Architects
1735 New York Avenue, N.W.
Washington, D.C. 20006-5292

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

         8.1.6    The Addenda, if any, are as follows:

         Number                 Date                    Pages

         See Attached Exhibit "A"

         Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 8.

         8.1.7 Other documents, if any, forming part of the Contract Documents are as follows:

         (List here any additional documents that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor's bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

         See Attached "Exhibit "A"

         This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

         /s/ Robert B. Kaminski                    /s/ Bruce Visser
         -------------------------------           -----------------------------
         OWNER (Signature)                         CONTRACTOR (Signature)

         Robert B. Kaminski E.V.P.         C.O.O.  Bruce Visser C.E.O.
         -------------------------------           -----------------------------
         (Printed name and title)                  (Printed name and title)
         Of The Owner's Member                     Visser Brothers Inc.

         CAUTION: You should sign an original AIA document or a licensed reproduction. Originals contain the AIA logo printed in red; licensed reproductions are those produced in accordance with the Instructions to this document.

         [LOGO]
         (C)1997 AIA(R)
         AIA DOCUMENT A101-1997
         OWNER-CONTRACTOR AGREEMENT

         The American Institute of Architects
         1735 New York Avenue, N.W.
         Washington, D.C. 20006-5292

WARNING: UNLICENSED PHOTOCOPYING VIOLATES U.S. COPYRIGHT LAWS AND WILL SUBJECT THE VIOLATOR TO LEGAL PROSECUTION.

EXHIBIT "A" - CONTRACT DOCUMENT INDEX

                      EXHIBIT "A" - CONTRACT DOCUMENT INDEX

                           SPECIFICATION SHEET INDEX

TITLE
INFORMATION FOR BIDDERS
BID FORM
DIVISION 1  - GENERAL REQUIREMENTS
00700           A.I.A General Conditions
00800           1987 Edition Supplementary Conditions
01000           Special Conditions
01027           Applications for Payment
01030           Alternates
01031           Unit Pricing
01035           Modification Procedures
01040           Project Coordination
01041           Cleaning and Debris Control
01045           Cutting and Patching
01050           Field Engineering
01095           Reference Standards and Definitions
01200           Project Meetings
01300           Submittals
01400           Quality Control Services
01500           Temporary Facilities and Utilities
01520           Temporary Barriers and Fencing
01600           Materials and Equipment
01631           Product Substitutions
01700           Project Close-Out
01740           Warranties and Bonds

DIVISION 2  - SITE WORK
02100           Demolition
02110           Site Clearing
02200           Earthwork
02511           Hot-Mixed Asphalt Paving
02520           Portland Cement Concrete Paving
02650           Domestic Water Service
02715           Sanitary Sewer
02720           Storm Sewer
02800           Irrigation
02825           Wood Fence and Gates
02900           Landscaping

DIVISION 3  - CONCRETE
03300           Cast-in-Place Concrete
03340           Pre-cast Concrete Plank

DIVISION 4  - MASONRY
04200           Masonry

DIVISION 5  - METALS
05120           Structural Steel
05220           Steel Joists and Joist Girders
05310           Steel Deck
05400           Cold-Formed Metal Framing
05500           Metal Fabrication

DIVISION 6  - WOOD AND PLASTICS
06100           Rough Carpentry
06402           Interior Architectural Woodwork

DIVISION 7  - THERMAL AND MOISTURE PROTECTION
07100           Water-Proofing
07210           Building Insulation
07240           Exterior Insulation and Finish Systems
07412           Metal Wall Panels
07533           TPO Sheet Roofing & Roof Insulation
07600           Flashing and Sheet Metal
07610           Prefinished Metal Roofing
07901           Joint Sealants

DIVISION 8  - DOORS AND WINDOWS
08111           Standard Steel Doors and Frames
08200           Wood And Plastic Doors
08211           Flush Wood Doors
08340           Security Grill
08400           Glass Doors and Wails
08410           Aluminum Entrances, Storefronts Windows
                and Curtain Walls
08710           Door Hardware
08800           Glazing

DIVISION 9  - FINISHES
09250           Gypsum Drywall
09265           Shaft Wall Assemblies
09300           Tile
09510           Acoustical Canopies
09511           Acoustical Panel Ceiling Systems
09660           Resilient Tile Flooring
09678           Resilient Wall Base and Accessories
09680           Carpet
09900           Painting
09950           Wall Coverings

DIVISION 10 - SPECIALTIES
10110           Marker boards
10270           Raised Access Floor
10350           Flag Poles
10500           Plastic Laminate Wood Lockers
10155           Toilet Compartments
10520           Fire Extinguishers, Cabinets and Accessories
10650           Operable Partitions
10800           Toilet and Bath Accessories

EXHIBIT "A" - CONTRACT DOCUMENT INDEX
PAGE 2 OF 3

DIVISION 11 - Equipment
11010           Window Washing Lifeline Anchors
11020           Security Systems and Equipment
11030           Financial Equipment
11130           Audio - Visual - Communication Equipment
11150           Parking Control Equipment
11452           Residential Appliances

DIVISION 12 - Furnishings
12505           Furniture and Fixture Installation
12670           Entrance Mats

DIVISION 14 - CONVEYOR SYSTEMS
14240           Electric Traction Elevator

DIVISION  I5 - MECHANICAL
15010           General Provisions
15100           Basic Materials & Methods
15180           Insulation
15200           Water Supply System
15300           Drainage System
15400           Plumbing Fixtures
15450           Gas Piping System
15550           Fire Protection
15700           Liquid Heat Transfer
15750           Snowmelt System
15800           Air Distribution
15900           Temperature Controls

DIVISION 16 - ELECTRICAL
16010           General Provisions
16050           General Installation
                Procedures
16070           Testing
16110           Raceway
16113           Cable Tray
16130           Boxes and Fittings
16135           Steel Channel
16140           Conditions
16150           Fuses
16170           Wiring Devices
16200           Engine Generator Sets
16205           Transfer Switches
16300           Electrical Services
16340           Switchboards
16350           Grounding
16430           Panel boards
16450           Grounding
16500           Lighting
16540           Lamps
16601           Lightning Protection
16700           Systems
16720           Fire Alarms and Detection
                System
16740           Telephone
16750           Building Security
16900           Motor Controls
16930           Lighting and Outlet Controls

                               DRAWING SHEET INDEX

T1.1            Title Sheet, General Notes, Abbreviations,
Genera]         Information, Symbol Legend
SP1             Specifications
SP2             Specifications
C1              Site Demolition Plan (Fleis & Vandenbrink)
C2              Site Plan (Fleis & Vandenbrink)
C3              Site Plan Details (Fleis & Vandenbrink)
C4.1            Architectural Site Details
C4.2            Architectural Site Details
C4.3            Architectural Site Details

L1.1            Landscaping Plan
L1.2            Landscaping Detail
A1.0            Lower Floor Plan
A1.1            First Floor Plan
A1.2            Second Floor Plan
A1.3            Third Floor Plan
A1.4            Fourth Floor Plan
A1.5            Roof Plan
A1.6            Enlarged Toilet Room Plans
A1.7            Enlarged Toilet Room Plans

A2.1            Door Schedules & Details
A2.2            Door Schedules & Details
A2.3            Door Details
A2.4            Interior Finish Schedules & Specifications
A2.5            Interior Finish Schedules
A2.6            Interior Finish Schedules
A2.7            Lower Floor Finish Plan
A2.8            1st Floor Finish Plan
A2.9            2nd Floor Finish Plan
A2.10           3rd Floor Finish Plan
A2.11           4th Floor Finish Plan

A3.0            Lower Reflected Ceiling Plan
A3.1            First Floor Reflected Ceiling Plan
A3.2            Second Floor Reflected Ceiling Plan
A3.3            Third Floor Reflected Ceiling Plan
A3.4            Fourth Floor Reflected Ceiling Plan

A4.1            Interior Elevations
A4.2            Interior Elevations
A4.3            Interior Elevations
A4.4            Interior Elevations
A4.5            Interior Elevations
A4.6            Interior Elevations
A4.7            Interior Elevations
A4.8            Interior Elevations
A4.9            Interior Elevations

EXHIBIT "A" - CONTRACT DOCUMENT INDEX

A5.1            Exterior Elevation (West)
A5.2            Exterior Elevation (East)
A5.3            Exterior Elevations (North)
A5.4            Exterior Elevations (South)
A5.5            Cast Stone Details

A6.1            Building Section (longitudinal)
A6.2            Building Section (East/West)
A6.3            Building Sections (East/West)
A6.4            Building Sections

A7.1            Exterior Details
A7.2            Exterior Details
A7.3            Exterior Details
A7.4            Exterior Details
A7.5            Exterior Details
A7.6            Exterior Details

A8.1            Details
A8.2            Details
A8.3            Details
A8.4            Details
A8.5            Details
A8.6            Details
A8.7            Details

A9.1            Stair & Elevator Sections
A9.2            Enlarged Stair Plans

F1.0            Lower Floor Furniture Plan
F1.1            First Floor Furniture Plan
F1.2            Second Floor Furniture Plan
F1.3            Third Floor Furniture Plan
F1.4            Fourth Floor Furniture Plan

S1.1            Foundation Plan
S2.1            Foundation Details
S2.2            Foundation Details
S2.3            Structural Notes & Details

S3.1            First Floor Framing Plan
S3.2            Second Floor Framing Plan
S3.3            Third Floor Framing Plan
S3.4            Fourth Floor Framing Plan
S3.5            Roof Framing Plan
S3.6            Light Gauge Framing Plan
S3.7            Stair Framing Plans

S4.1            Framing Details
S4.2            Framing Details
S4.3            Framing Details
S4.4            Framing Details

P1.0            Lower Floor Plumbing Plan
P1.1            First Floor Plumbing Plan
P1.2            Second Floor Plumbing Plan
P1.3            Third Floor Plumbing Plan
P1.4            Fourth Floor Plumbing Plan

M1.0            Lower Floor Mechanical Plan
M1.1            First Floor Mechanical Plan
M1.2            Second Floor Mechanical Plan
M1.3            Third Floor Mechanical Plan
M1.4            Fourth Floor Mechanical Plan
M1.5            Snowmelt Tubing Plan

M2.0            Mechanical Details
M3.0            Mechanical Schedules

E1.0            Lower Floor Lighting Plan
E1.1            First Floor Lighting Plan
E1.2            Second Floor Lighting Plan
E1.3            Third Floor Lighting Plan
E1.4            Fourth Floor Lighting Plan

E2.0            Lower Floor Power Plan
E2.1            First Floor Power Plan
E2.2            Second Floor Power Plan
E2.3            Third Floor Power Plan
E2.4            Fourth Floor Power Plan

E3.0            Roof Electrical Plan
E4.0            Lighting Fixture Legends
E5.0            One-Line Diagram
E6.0            Electrical Site Plan

                                 ADDENDUM INDEX

Addendum Number              Date                Sheet attachments
---------------              ----                -----------------
  Addendum #1        September 23, 2003          1 to 2 SK1 & SK2
  Addendum #2         October 02, 2003           1 to 9 & SK2.1 to SK2.11 Spec. 15180 (1 to 5) Mechanical Insulation
  Addendum #3         October 08, 2003           1 to 7 SK3.1 to SK3.9 Mechanical Piping Diagram & Plumbing Spec.
                                                 15950 (1 to 3) Mechanical Testing Adjustment and Balancing

                                 EXHIBIT INDEX

Exhibit "A"     Contract Legal Document Index                       Exhibit "D"     8.13 supplemental Conditions to AIA
Exhibit "B"     Final Contract Sum for Mercantile Bank of                           A201 General conditions of the
                West Michigan, 310 Leonard Street                                   Contract for Construction, 1997
Exhibit "C"     Proposed Construction Schedule                                      Edition

EXHIBIT "B"

Final Contract Sum for Mercantile Bank of West Michigan, 310 Leonard Street December 2, 2003

ORIGINAL BASE BID AMOUNT FROM OCTOBER 14, 2003                                        $7,312,000.00

ALTERNATES
   DELETE BIRCH
   Provide Poplar; running trim jambs, base, cornice boards, and coves change to
   poplar, except for handrails.                                                      ($  30,500.00)

   DELETE FIRE PUMP
   A. If a fire pump is not required by the city of Grand Rapids:
   1 . Delete all references to the fire pump and any associated electrical work.
   2. Reduce the emergency generator size to 750 kw (this must still be confirmed by the Electrical Contractor in conjunction with the Fire
   Protection Contractor and the Generator Supplier).
   3. See attached sketch SKE2 (portion of the one-line diagram).                     ($  42,400.00)

   ADD TWO OPERABLE WALL SYSTEM IN BASEMENT CONFERENCE ROOMS
   Supporting track provide in base bid give cost of wall system only                 $   19,200.00

   ADD EXIT DOORS TO OPERABLE PARTITIONS IN THE BASEMENT
   1 . Add A (3x7) door into each operable portions between the meeting room.         $    3,860.00

   ADD STAIRWAY INDEPENDENT HEATING AND COOLING
   Mechanical
   1 . Delete VA terminal units and associated ductwork serving Stair #1. Install
   4-pipe air-handling unit equal to York Model 36YSHW above 4th floor ceiling space. Nominal 3-ton cooling capacity with supply duct routed into mechanical chase. Provide supply registers at 3rd, 2nd, and 1st floor landings, 12"x10", ducted into return unit.  Hot and chilled water to be tapped from mains in chase. Thermostat control in 1st floor landing.
   2. Provide surface mounted cabinet style fancoil unit at 4th floor ceiling of
   Stair #2. Equal to York Model YCHBC03, with hot and chilled water to be tapped from mains in chase. Thermostat control in 1st floor landing.
   Electrical
   1. Provide a 20A, 120V circuit for each of the VAV terminal units added to both stairwells. Circuits 43, 4A & 41, 4B for the respective stair well. See mechanical items attached.
   2. Provide a single 20A, 120V circuit for the four (4) motorized dampers in
   the southwest stairwell. Circuit 45, 4A.                                           $    6,246.00

   ADD SMOKE DAMPERS TO SHAFT ENCLOSURE PENETRATIONS.                                 $    7,741.00

   ADD DUCT FOR DATA ROOM VENTILATION
   Provide ventilation air duct into Data Room 213, 6" diameter duct with balancing damper, 60-CFM total. Verify exact routing with Architect prior to
   installation.                                                                      $      370.00

   SUBSTITUTE ACCUFORM Gascketed composite panels for dry joint riverside composite panels as specified. Architectural glass and metals to provide
   system.                                                                            ($   8,812.00)

   SUBSTITUTE SP-1 Aluminum panels for composite panel by Riverside.
   Architectural Glass and Metals to provide system.                                  $   13,300.00

   VOS GLASS TO PROVIDE TEMPERED GLASS PER CODE. Voluntary Alternate from
   original bid form.                                                                 ($  10,000.00)

SUB CONTRACTORS ADDS AND SUBTRACTIONS

   BRICK FENCE PIERS left off original masonry bid from JK Masonry Inc,
   quantified in post bid Meeting                                                     $   91,500.00

   APPLIANCES left off the original bid form in clarifications and price
   quantified in post bid meeting                                                     $   12,750.00

   WINDOW WASHING ANCHORS double billed on Visser brothers work and Van
   Dellen Steel supply.                                                               ($  22,450.00)

   SUBSTITUTE PEERBOLT AND D&K PLUMBING in lieu of Riteway Plumbing and
   Heating                                                                            ($  98,210.00)

   SUBSTITUTE RITSUMA INTERIORS Associates in lieu of Bouma Construction
   Company to do the Gypsum board, insulation, studs, acoustical ceiling,
   and EIFS system.                                                                   ($  14,500.00)

   STANDARD DUCT CLEANING by Peerbolt not included in their original bid              $   17,033.00

   CAST IRON increase by D&K after reviewing their bid                                $   10,250.00

   Substitute Van Wall Fire Protection in lieu of River City Fire Protection.         $    4,640.00

   ASBESTOS ABATEMENT

        VINYL TILE found below carpet during the testing phase removed by Pitsch
        Companies per state and federal regulations.                                  $   29,625.00
        INSULATION CONTAINING ASBESTOS on the under side of the concrete deck at the building overhang found during the demolition phase removed by Pitsch
        Companies per state and federal regulations.                                  $   27,720.00

ALLOWANCES

   CONCRETE TEMPORARY HEATING The foundation, concrete slabs and concrete wall
   will have to be installed during winter. The allowance for this work will be.      $   10,000.00

   BUILDING TEMPORARY HEATING Figured the owner would start paying for temporarily heating the building as soon as you have wrap it with
   Tyvek/air infiltration barrier and provided a dry roof. The allowance for
   this work will be.                                                                 $   20,000.00
   GAS AND ELECTRICAL fees and services charges, or meter cost are not apart
   of your bid and an allowance for these cost will be.                               $    5,000.00
        ALL WATER, STORM SEWER, SANITARY SEWER, AND SOIL EROSION fees, service charges and meter cost are included in the contract sum.
        ALL BUILDING PERMITS are included in the contract sum.
---------------------------------------------------------------------------------------------------
                                                          FINAL CONTRACT SUM          $7,364,363.00

UNIT PRICING

   GIVE UNIT PRICE FOR REMOVING AND DISPOSING OF UNSUITABLE SOIL OFFSITE AND
   REPLACING SOIL BACKFILL MATERIAL AS SELECTED BY SOILS ENGINEER. BACKFILL WITH
   APPROVED MATERIAL.
      Under parking Lot                                                                 $    14.00 /cu.yd
      Under Foundations & footing                                                       $    14.00 /cu.yd
      Under Utility Trenches                                                            $    14.00 /cu.yd
      Fractured and cobbled Strata layer above bedrock encountered below
      foundations that will have to be removed                                          $    22.00 /cu.yd
      Additional fractured and cobbled Strata layer above mean bedrock line (as
      shown on document) encountered between test holes                                 $    15.00 /cu.yd
      Additional bedrock above mean Bedrock line (as shown on document)
      encountered between test holes                                                    $    25.00 /cu.yd
      Additional bedrock Utility trenches not shown on foundation plan S1.1             $    32.00 /cu.yd

GIVE UNIT PRICE FOR BRICK PIERS AND METAL FENCE
      Brick piers (foundation, cast stone, Brick, and Block)                            $   1,764.00 /ea.
      Steel Fencing Price per section                                                   $63.00 /lin. Foot
      Two Brick piers and Gate section (foundation, cast stone, steel gate,
      Hardware Electrical light fixture, Brick, and Block)                              $  6,100.00  /ea.

GIVE UNIT PRICE FOR INSTALLING ELECTRICAL AND DATA BOXES AND POWER AS CALLED OUT
   BELOW:
      Provide Under floor Power and Data box in Basement floor                          $     255.00 /ea.
      Provide Under Floor Power Floor Outlet in Basement Floor                          $     225.00 /ea.
      Provide Under Floor Power Floor Outlet in First Floor                             $     225.00 /ea.
      Provide Under Floor Power and Data box in First Floor                             $     255.00 /ea.
      Provide Under Floor Power and Data box in 2nd, 3rd, or, 4th Floor                 $     255.00 /ea.
      Provide Under Floor Power Floor Outlet in 2nd, 3rd, or, 4th Floor                 $     225.00 /ea.
      Provide Power Wall Outlet in Pour concrete wall                                   $      50.00 /ea.
      Provide Power Wall Outlet in Block wall                                           $      50.00 /ea.
      Provide Power Wall Outlet in stud wall                                            $      50.00 /ea.
      Provide Data/telephone double Wall Box in stud wall and conduit to nearest
      accessible ceiling                                                                $      30.00 /ea.

                                                                     EXHIBIT "C"

                         PROPOSED CONSTRUCTION SCHEDULE
                      NEW MERCANTILE BANK - DOWNTOWN BRANCH

                                    [GRAPH]

OWNER OCCUPANCY DATE: 1/28/05
Revised: Wed 10/29/03

                                                                     EXHIBIT "D"
                                                                     Page 1 of 8

                8.13 SUPPLEMENTAL CONDITIONS TO AIA A201 GENERAL
                                CONDITIONS OF THE
                     CONTRACT FOR CONSTRUCTION, 1997 EDITION

(Mercantile Bank Real Estate Company, L.L.C. - Triangle, 2002 Bond Construction)

          SUPPLEMENTAL CONDITIONS TO AIA A201 GENERAL CONDITIONS OF THE
                    CONTRACT FOR CONSTRUCTION, 1997 EDITION

         THIS SUPPLEMENT modifies the "General Conditions of the Contract for Construction", AIA Document A201, 1997 Edition.

                                    ARTICLE 2

         2.3.1 Delete the word "persistently" in the first sentence of Subparagraph 2.3.1.

         2.4.1 Delete the first two sentences of Subparagraph 2.4.1, and substitute the following in lieu thereof:

         "If the Contractor defaults or neglects to carry out the Work in accordance with the Contact Documents and fails within a seven-day-period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, commence and continue to carry out the Work."

                                   ARTICLE 3

         3.2.1    Add the following language at the end of Subparagraph 3.2.1:

         "If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without providing such notice to the Architect and Owner, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for construction." See Paragraph 3.2.1 (1987 Ed.).

         3.3.1 Add the words "by the Owner" after the word "instructed" in the last sentence of Subparagraph 3.3.1. The sentence should now read:

         "If the Contractor is then instructed by the Owner to proceed with the required means, methods, techniques, sequences or procedures without acceptance of changes proposed by the Contractor, the Owner shall be solely responsible for any resulting loss or damage."

                                                                     EXHIBIT "D"
                                                                     Page 2 of 8

         3.3.4    Add the following provisions as a new Subparagraph 3.3.4:

         "The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect's administration of the Contract, or by tests, inspections or approvals required or performed by persons other than Contractor." See Paragraph 3.3 (1987 Ed.).

         3.3.5    Add the following provision as a new Subparagraph 3.3.5:

         "At the earliest possible time after the commencement of the Work on the Project site, the Contractor shall have benchmarks verified or established by a state-licensed land surveyor, shall locate the Project on the Project site, establishing necessary reference marks and axis from which the Work accurately can progress, shall furnish Architect evidence of such verification and shall report at once any errors discovered during the process of such verification."

         3.3.6    Add the following provision as a new Subparagraph 3.3.6:

         "If any of the Work is required to be inspected or approved by any public authority, the Contractor shall cause such inspection or approval to be performed. The cost of the inspection shall be paid by Owner. No inspection performed or failed to be performed by the Owner hereunder shall be a waiver of any of the Contractor's obligations hereunder or be construed as an approval or acceptance of the Work or any part thereof."

         3.3.7    Add the following provision as a new Subparagraph 3.3.7:

         "The Contractor acknowledges that it is the Contractor's responsibility to hire all personnel for the proper and diligent prosecution of the Work and the Contractor shall use its best efforts to maintain labor peace for the duration of the Project. In the event of a labor dispute, the Contractor shall not be entitled to any increase in the Contract Sum."

         3.7.1    Add the following language at the end of Subparagraph 3.7.1:

         "The Contractor shall procure directly or through Sub-Contractors all certificates of inspection, use, occupancy, permits and licenses, pay all charges and fees and give all notices necessary and incidental to the Work. Certificates of inspection, use and occupancy shall be delivered to the Owner upon completion of the Work in sufficient time for occupation of the project in accordance with the approved schedule for the Work. The costs of such items shall be reimbursable expenses."

                                                                     EXHIBIT "D"
                                                                     Page 3 of 8

         3.7.3 Delete Subparagraph 3.7.3 and substitute the following in lieu thereof:

         "It shall be the obligation of the Contractor to review the Contract Documents to determine and to notify the Owner and the Architect of any discrepancy between building codes and regulations of which the Contractor has knowledge or should have knowledge by exercising the care required of a Contractor. The Contractor shall not violate any zoning, setback or other locational requirements of applicable laws, codes and ordinances, or of any recorded covenants of which the Contractor has knowledge or should have knowledge by exercising the care required of a Contractor. If the Contractor observes that portions of the Contract Documents are at variance with applicable laws, statutes, ordinances, building codes, rules or regulations, the Contractor promptly shall notify the Owner and Architect in writing, and necessary changes shall be accomplished by appropriate modification."

         3.9.1    Add the following language at the end of Subparagraph 3.9.1:

         "The Contractor's superintendent shall be satisfactory to the Owner in all respects, and Owner shall have the right to require Contractor to dismiss from the Project any superintendent whose performance is not satisfactory to Owner, and to replace such superintendent with a superintendent satisfactory to Owner. The Contractor shall not replace the superintendent without the consent of the Owner except with another superintendent satisfactory to the Owner in all respects."

         3.9.2    Add the following provision as a new Subparagraph 3.9.2:

         "The list of all supervisory personnel, including the project manager and superintendent, that the Contractor intends to use on the Project and a chain-of-command organizational chart shall be submitted to the Owner for approval. The Contractor shall not engage supervisory personnel or utilize an organization and chain-of-command other than as approved by Owner in writing, and shall not change such personnel or form of organization without the written approval of the Owner."

         3.10.4   Add the following provision as a new Subparagraph 3.10.4:

         "The Contractor shall prepare at least monthly a progress report in a form, in sufficient detail, and of a character approved by the Owner and Owner's lender, if any, for the Project. The progress report shall specify, among other things, an estimated percentage of completion, whether the Project is on schedule, and if not, the reasons therefor and the new schedule, as well as the projected Work to be completed in the next succeeding month. Accompanying the progress report shall be an updated current Project schedule, and a listing and the status of all Change Orders, modifications, bulletins and other relevant documents."

                                                                     EXHIBIT "D"
                                                                     Page 4 of 8

         3.11.1 Insert immediately after the word "Work" in the last sentence Subparagraph 3.11.1 the following:

         ", signed by the Contractor, certifying that they show complete "as-built" conditions, stating sizes, kind of materials, vital piping, conduit locations and similar matters."

         3.12.11  Add the following provision as a new Subparagraph 3.12.11:

         "Shop drawings for Architectural, Structural, Mechanical and Electrical work shall be submitted for approval to the Architect."

         3.18.1 Delete the following clause found in the first sentence of Subparagraph 3.18.1: . . "and to the extent claims, damages, losses or expenses are not covered by Project Management Protective Liability insurance purchased by the Contractor in accordance with Paragraph 11.3."

                                    ARTICLE 4

         4.2.4 Substitute the phrase "shall endeavor to" with the word "may," and add the words "directly or" after the words "each other." The clause should read ". . . the Owner and Contractor may communicate with each other directly or through the Architect. . . ."

         4.2.6    Amend the introductory clause of the second sentence to read:

         "Whenever the Architect considers it necessary or advisable [for implementation of the intent of the Contract Documents], . . ."

         4.2.8    Delete. See sub-paragraph 7.2.1 instead.

         4.3.10   Delete.

         4.4.2    Add the phase "in whole or in part" at the end of bullet point
(3) in Subparagraph 4.4.2.

         4.4.3    Amend the last sentence of Subparagraph 4.4.3 to read:

         "The Architect shall be solely responsible for paying any person retained by the Architect unless the Owner agrees to pay before the person(s) is retained by the Architect."

         4.4.5 Substitute the words "and arbitration" with the word "litigation" at the end of the Subparagraph 4.4.5.

                                                                     EXHIBIT "D"
                                                                     Page 5 of 8

         4.4.6 Delete the words "and arbitration" in bullet point (1); and substitute the word "Mediation" everywhere else where the word "Arbitration" is used in Subparagraph 4.4.6.

         4.5.2 Add the clause "or other mutually acceptable mediation tribunal" at the end of the second sentence of Subparagraph 4.5.2.

         4.6 Delete the entire Paragraph of 4.6, including its subparagraphs.

                                    ARTICLE 5

         5.2.1    Add the following at the end of Subparagraph 5.2.1:

         "Notwithstanding the foregoing, Contractor may not substitute any Subcontractor for any of the subcontractors previously identified in the bid process without the express written consent of Owner."

         5.3.2    Add the following provision as a new Subparagraph 5.3.2:

         "The Contractor shall not enter into any subcontract, contract, agreement, purchase order or other arrangement ("Arrangement") for the furnishing of any portion of the materials, services, equipment or Work with any party or entity if such party or entity is an Affiliated Entity (as defined below), unless such Arrangement has been approved by the Owner, after full disclosure in writing by the Contractor to the Owner of such affiliation or relationship and all details relating to the proposed Arrangement. The term "Affiliated Entity" means any entity related to or affiliated with the Contractor or with respect to which the Contractor has direct or indirect ownership or control, including, without limitation, any entity owned in whole or part by the Contractor; any holder of more than 10% of the issued and outstanding shares of, or the holder of any interest in, the Contractor; any entity in which any officer, director, employee, partner or shareholder (or member of the family of any of the foregoing persons) of the Contractor or any entity owned by the Contractor as a direct or indirect interest, which interest includes, but is not limited to, that of a partner, employee, agent or shareholder."

                                    ARTICLE 8

         8.3.1. Delete the words "and arbitration" and add the following sentence at the end of Subparagraph 8.3.1:

         "No such Change Order extending the Contract Time shall result in any increased payments to the Contractor for overhead, extended overhead or for any other mounts of any nature except if the scope and character of the Work is changed."

         8.3.2.   Add the following sentence at the end of Subparagraph 8.3.2:

                                                                     EXHIBIT "D"
                                                                     Page 6 of 8

         "A copy of any claim for extension shall be delivered to the Owner, and the Contractor shall immediately take all steps reasonably possible to lessen the adverse impact of such delay on Owner."

         8.3.3    Add the following sentence at the end of Subparagraph 8.3.3:

         "In no event shall Owner be liable for delay damages to the extent such delay was caused by or attributable to Contractor or any Subcontractor."

                                    ARTICLE 9

         9.1.2.   Add the following provision as new Subparagraph 9.1.2:

         "Notwithstanding anything to the contrary contained in the Contract Documents, the Owner may withhold any payment to the Contractor hereunder if and for so long as the Contractor fails to perform any of its obligations hereunder or otherwise is in default under any of the Contract Documents; provided, however, that any such holdback shall be limited to an amount sufficient in the reasonable opinion of the Owner and the Architect to cure any such default or failure of performance by the Contractor."

         9.3.1. Add after the word "Architect" the first time it appears in Subparagraph 9.3.1 the words "and Owner".

         9.3.3 Delete the words ", to the best of the Contractor's knowledge, information and belief," from the second sentence of Subparagraph 9.3.3.

         9.5.3    Add the following provision as a new Subparagraph 9.5.3:

         "If the Contractor disputes any determination by the Architect with regard to any Certificate of Payment, the Contractor nevertheless shall expeditiously continue to prosecute the Work."

         9.5.4.   Add the following provision as a new Subparagraph 9.5.4:

         "The Owner shall not be deemed to be in breach of this Contract by reason of the withholding of any payment, the withholding of which is authorized by any provision of the Contract Documents, provided the Architect has approved the Owner's action or the Work for which payment is being withheld shall have been rejected by any governmental authority or the Owner."

         9.8.1.   Insert after the words "Contract Documents," in Subparagraph
9.8.1 the words "and when required occupancy permits, if any, have been issued". Also add the following provision at the end of Subparagraph 9.8.1:

                                                                     EXHIBIT "D"
                                                                     Page 7 of 8

         "The Contractor is responsible for the warranty of all Work, whether performed by it or by its Subcontractors at any tier."

                                   ARTICLE 11

         11.1.1   Add the following sentence at the end of Subparagraph 11.1.1:

         "Such coverages shall be maintained by insurance carriers acceptable to Owner in all respects."

                                   ARTICLE 12

         12.2.1. Add after the word "Architect", the first time it appears in Subparagraph 12.2.1, the phrase ", the Owner or any governmental authority."

         12.2.2.1 Delete the third sentence.

                                   ARTICLE 13

         13.5.3.  Add immediately after the word "expense", the clause:

         ", including the cost of retesting for verification of compliance if necessary, until the Architect certifies that the Work in question does comply with the requirements of the Contract Documents shall be at the Contractor's expense, and all such costs shall not be included in computing the Contract Sum."

         13.7.2.  Add the following provision as a new Subparagraph 13.7.2:

         "Notwithstanding any provision of Subparagraph 13.7.1 to the contrary, no applicable statute of limitations shall be deemed to have commenced with respect to any portion of the Work which is not in accordance with the requirements of the Contract Documents, which would not be visible or apparent upon conducting a reasonable investigation, and which is not discovered by the Owner until after the date which, but for this Subparagraph 13.7.2, would be the date of commencement of the applicable statute of limitations; the applicable statute of limitations instead shall be deemed to have commenced on the date of such discovery by the Owner."

                                   ARTICLE 14

         14.4.2 and 14.4.3. Substitute Subparagraphs 14.4.2 and 14.4.3 with the following language:

         "The Owner may, at its option, terminate this Contract in whole or from time to time in part at any time by written notice thereof to the Contractor. Upon any such termination, Contractor agrees to waive any claims for contract damages, including loss of anticipated profits, on account thereof, and as the sole right and

                                                                     EXHIBIT "D"
                                                                     Page 8 of 8

         remedy of Contractor, Owner shall pay Contractor in accordance with (c) and (d) below.

         The provisions of the Contract, which by their nature survive final acceptance of the Work, shall remain in full force and effect after such termination to the extent provided in such provisions.

         (a) Upon receipt of any such notice, Contractor shall, unless the notice directs otherwise, immediately discontinue the Work on that date and to the extent specified in the notice; place no further orders or subcontracts for materials, equipment, services, or facilities, except as may be necessary for completion of such portion of the Work as is not discontinued; promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all orders and subcontracts to the extent they relate to the performance of the discontinued portion of the Work and shall thereafter do only such Work as may be necessary to preserve and protect work already in progress and to protect materials, plants and equipment on the Site or in transit thereto.

         (b) Upon such termination, the obligations of the Contract shall continue as to portions of the Work already performed and as to bona fide obligations assumed by Contractor prior to the date of termination.

         (c) Upon termination, Contractor shall be entitled to be paid the full cost of all Work properly done by Contractor to the date of termination not previously paid for, less sums already received by Contractor on account of the portion of the Work performed. If at the date of such termination Contractor has properly prepared or fabricated off the Site any goods for subsequent incorporation in the Work, and if Contractor delivers such goods to the Site or to such other place as the Owner shall reasonably direct, then Contractor shall be paid for such goods or materials.

         (d) The Contractor shall be reimbursed for any charges incurred by the Contractor or Subcontractors or Suppliers for preparation of their work such as preparation of shop drawings, mobilization costs, restocking charges, or retrieval of materials previously delivered to the site or acquired specifically for the Project but not yet incorporated into the Work."

CHANGE                      OWNER         [ ]
ORDER                       ARCHITECT     [ ]
AIA DOCUMENT G701           CONTRACTOR    [ ]
                            FIELD         [ ]
                            OTHER         [ ]

------------------------------------------------------------------------------------------------------------
PROJECT:           Mercantile Bank of West Michigan          CHANGE ORDER NUMBER:          #01
(Name, address)    310 Leonard Street, N.W.
                   Grand Rapids, Michigan 49503              DATE:                         January 27, 2004

TO CONTRACTOR:     Visser Brothers Construction Company      ARCHITECT'S PROJECT NO:       0211-05
(Name, address)    1945 Turner Ave, NW
                   Grand Rapids, Michigan 49504              CONTRACT DATE:                November 12, 2003

                                                             CONTRACT FOR:                 General
                                                             Construction
------------------------------------------------------------------------------------------------------------

The Contract is changed as follows:

ITEM #01 -    REVISE THREE (3) STAIR STRINGERS IN STAIR #1 AT THE BASEMENT FROM
              TS12X2X1/4 TO TS12X4X1/2.

              1. Refer to attached letter dated January 19, 2004 from Visser
                 Brothers Construction.
                            Add                    $315.00
                                                   -------
================================================================================
ATTACHMENTS: (List attached documents that support description)

        NO DRAWINGS WERE REISSUED WITH THIS CHANGE ORDER

Not valid until signed by the Owner, Architect and Contractor.

The original Guaranteed Maximum Price was                                       $ 7,364,363.00
Net change by previously authorized Change Orders                               $         0.00
The Guaranteed Maximum Price prior to this Change Order was                     $ 7,364,363.00
The Guaranteed Maximum Price will be increased by this Change Order in the      $       315.00
amount of                                                                       $ 7,364,678.00
The new Guaranteed Maximum Price including this Change Order will be ..
The Contract Time will be unchanged by ..................................            (0) Days.
The date of Substantial Completion as of the date of this Change Order therefore is January 30, 2005.

NOTE: This summary does not reflect changes in the Contract Sum, Contract Time or Guaranteed Maximum Price that have been authorized by Construction Change Directive.

ARCHITECT                               CONTRACTOR                            OWNER
              Concept Design Group          Visser Brothers Construction      Mercantile Bank of West Michigan
                                            Company
-----------------------------------     --------------------------------      --------------------------------
Address                                 Address                               Address
              89 Monroe Center NW           1945 Turner Ave, NW                 5650 Byron Center Ave.
-----------------------------------     --------------------------------      --------------------------------
              Grand Rapids, MI 49503        Grand Rapids, MI 49504              Wyoming, MI 49509

/s/ William Granzow          /s/ Jahn de Blecourt          /s/ Robert Kaminski
-------------------          --------------------          -------------------
BY  William Granzow          BY  Jahn de Blecourt          BY  Robert Kaminski

DATE 1-26-04                 DATE 1-27-04                  DATE 1-27-04

                          [VISSER BROTHERS, INC. LOGO]

Monday, January 19, 2004

Concept Design Group
89 Monroe Center
Grand Rapids, Mi. 49503

ATTN:    TODD MAZUREK

RE:      ADDITION TO CONTRACT
         MERCANTILE BANK - DOWNTOWN BANK

Dear Todd:

         Per your request, we submit the cost from Van Dellen Steel to change the basement stair stinger size shown on S 3.7 from TS 12 x 2 x 1/2 to TS 12 x 4 x 1/2:

Van Dellen Steel                           $300.00
                           5% O/P            15.00
                                           -------
                                   ADD:    $315.00

      Please let me know as soon as possible if we are to proceed with this change.

Sincerely,

/s/ Jahn de Blecourt
Jahn de Blecourt